As filed with the Securities and Exchange Commission on June 16, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Luby’s, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	74-1335253
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

13111 Northwest Freeway, Suite 600 Houston, Texas 77040 (713) 329-6800	Peter Tropoli Senior Vice President, General Counsel and Secretary Luby’s, Inc. 13111 Northwest Freeway, Suite 600 Houston, Texas 77040 (713) 329-6800
(Address, including zip code, and telephone number, including area code)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Anderson, Esq.

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002-2770

(713) 221-1122

Facsimile: (713) 437-5370

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock(3)	6,809,606 shares	$11.14	$75,859,011	$8,117

(1)	Calculated pursuant to Rule 457(c), based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on June 9, 2006 ($11.14 per share).
(2)	Paid herewith.
(3)	Each share of Common Stock includes one Common Stock Purchase Right. No separate consideration is payable for the Common Stock Purchase Rights. The registration fee for these securities is included in the fee for the Common Stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated June 16, 2006.

Preliminary Prospectus

Luby’s, Inc.

6,809,606 Shares

Common Stock

The selling stockholders identified in this prospectus may from time to time offer to sell the shares of our common stock described in this prospectus. Our common stock is listed on the New York Stock Exchange and trades under the symbol “LUB.”

The selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Investing in our securities involves certain risks. See “ Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2006.

In this prospectus, unless the context requires otherwise, “Luby’s,” “we,” “us” and “our” refer to Luby’s, Inc. and its subsidiaries.

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AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC, on a regular basis. You may read and copy this information or obtain copies of this information by mail from the Public Reference Room of the SEC, Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” the documents that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. This information incorporated by reference is a part of this prospectus, unless we provide you with different information in this prospectus or the information is modified or superseded by a subsequently filed document.

This prospectus incorporates by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended August 31, 2005, as filed with the SEC on November 14, 2005;

•	Our Quarterly Reports on Form 10-Q for the quarterly period ended November 23, 2005, as filed with the SEC on December 30, 2005, for the quarterly period ended February 15, 2006, as filed with the SEC on March 27, 2006, and for the quarterly period ended May 10, 2006, as filed with the SEC on June 16, 2006;

•	Our Current Reports on Form 8-K as filed with the SEC on September 7, 2005, November 14, 2005, December 9, 2005 and April 3, 2006 (other than information that is furnished rather than filed in accordance with SEC rules); and

•	The description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on January 26, 1982, and the description of our common stock purchase rights contained in our Registration Statement on Form 8-A/A, as filed with the Commission on April 14, 2004.

This prospectus also incorporates by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the time of filing of the initial registration statement and after the date of this prospectus (other than information that is furnished rather than filed in accordance with SEC rules). These documents include annual reports, quarterly reports and other current reports, as well as proxy statements.

We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request these documents in writing or by telephone from:

Luby’s, Inc.

13111 Northwest Freeway, Suite 600

Houston, Texas 77040

Attention: Investor Relations

Telephone: (713) 329-6800

LUBY’S, INC.

We operate 128 restaurants under the name “Luby’s.” Our corporate offices are located at 13111 Northwest Freeway, Suite 600, Houston, Texas 77040 and the telephone number at this address is (713) 329-6800.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below and the other information included in or incorporated by reference into this prospectus, including the financial statements and related notes incorporated by reference into this prospectus, before deciding to invest in our securities. These risk factors are effective as of the date of this prospectus and will be deemed to be modified or superseded to the extent that a statement contained in our future filings incorporated herein by reference modifies or replaces such statement. While these are the risks and uncertainties we believe are most important for you to consider, you should know that they are not the only risks or uncertainties facing us or which may adversely affect our business. If any of the following risks or uncertainties actually occur, our business, financial condition or results of operations would likely suffer.

Risk Factors Related to Our Business

We face intense competition, and if we are unable to compete effectively, our business and financial performance will be adversely affected.

The restaurant industry is intensely competitive and is affected by changes in customer tastes and dietary habits and by national, regional and local economic conditions and demographic trends. New menu items, concepts, and trends are constantly emerging. We compete on quality, variety, value, service, concept, price, and location with well-established national and regional chains, as well as with locally owned and operated restaurants. We face significant competition from family-style restaurants, fast-casual restaurants, and buffets as well as fast food restaurants. In addition, we also face growing competition as a result of the trend toward convergence in grocery, deli, and restaurant services, particularly in the supermarket industry, which offers “convenient meals” in the form of improved entrées and side dishes from the deli section. Many of our competitors have significantly greater financial resources than we do. We also compete with other restaurants and retail establishments for restaurant sites and personnel. We anticipate that intense competition will continue. If we are unable to compete effectively, our business, financial condition, and results of operations would be materially adversely affected.

Changes in customer preferences for cafeteria-style dining could adversely affect our financial performance.

Changing customer preferences, tastes and dietary habits can adversely impact our business and financial performance. We offer a large variety of entrees, side dishes and desserts and our continued success depends, in part, on the popularity of our cuisine and cafeteria-style dining. A change away from this cuisine or dining style could have a material adverse effect on our results of operations. In addition, we may lose customers as a result of price increases.

We face the risk of adverse publicity and litigation, the cost of which could have a material adverse effect on our business and financial performance.

We may from time to time be the subject of complaints or litigation from customers alleging illness, injury or other food quality, health or operational concerns. Publicity resulting from these allegations may materially adversely affect us, regardless of whether the allegations are valid or whether we are liable. In addition, we are subject to employee claims alleging injuries, wage and hour violations, discrimination, harassment or wrongful termination. In recent years, a number of restaurant companies have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state law regarding workplace, employment and similar matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants. Regardless of whether any claims against us are valid or whether we are ultimately determined to be liable, claims may be expensive to defend and may divert time and money away from our operations and hurt our financial performance.

A judgment significantly in excess of our insurance coverage, if any, for any claims could materially adversely affect our financial condition or results of operations.

Unfavorable publicity relating to one or more of our restaurants may taint public perception of the Luby’s brand. Multi-unit restaurant businesses can be adversely affected by publicity resulting from poor food quality, illness or other health concerns or operating issues stemming from one or a limited number of restaurants.

Our business is affected by local, state and federal regulations.

The restaurant industry is subject to extensive federal, state and local laws and regulations. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic and other regulations and requirements. We are also subject to licensing and regulation by state and local authorities relating to health, sanitation, safety and fire standards, building codes and liquor licenses, federal and state laws governing our relationships with employees (including the Fair Labor Standards Act and applicable minimum wage requirements, overtime, unemployment tax rates, family leave, tip credits, working conditions, safety standards and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans With Disabilities Act of 1990. In addition, we are subject to a variety of federal, state and local laws and regulations relating to the use, storage, discharge, emission, and disposal of hazardous materials. The impact of current laws and regulations, the effect of future changes in laws or regulations that impose additional requirements and the consequences of litigation relating to current or future laws and regulations could increase our compliance and other costs of doing business and therefore, have an adverse effect on our results of operations. Failure to comply with the laws and regulatory requirements of federal, state and local authorities could result in, among other things, revocation of required licenses, administrative enforcement actions, fines and civil and criminal liability.

If we are unable to anticipate and react to changes in food, utility and other costs, our results of operations could be materially adversely affected.

Many of the food and beverage products we purchase are affected by commodity pricing, and as such, are subject to price volatility caused by production problems, shortages, weather or other factors outside of our control. Our profitability depends, in part, on our successfully anticipating and reacting to changes in the prices of commodities. Therefore, we enter into purchase commitments with suppliers when we believe that it is advantageous for us to do so. Should there be an adverse change in commodity prices, we may be forced to absorb the additional costs rather than transfer the resulting increases in commodity prices to our customers in the form of price increases. Our success also depends, in part, on our ability to absorb increases in utility costs. Our operating results are affected by fluctuations in the price of utilities. Our inability to anticipate and respond effectively to an adverse change in any of these factors could have a significant adverse effect on our results of operations.

Because our restaurants are concentrated in Texas, regional events can adversely affect our financial performance.

Approximately 94% of our restaurants were located in Texas as of June 7, 2006. Our remaining restaurants are located in Arizona, Arkansas, Louisiana, and Oklahoma. This concentration could adversely affect our financial performance in a number of ways. For example, our results of operations may be adversely affected by economic conditions in Texas or the Southern United States or the occurrence of an event of terrorism or natural disaster in any of the communities in which we operate. Also, given our geographic concentration, adverse publicity relating to our restaurants could have a more pronounced adverse effect on our overall revenues than might be the case if our restaurants were more broadly dispersed.

Inclement weather can adversely affect our financial performance.

Many of our restaurants are located in the Texas Gulf Coast region. Although we generally maintain property and casualty insurance to protect against property damage caused by casualties and natural disasters, inclement weather, flooding, hurricanes and other acts of God can adversely impact our sales in several ways. For example, poor weather typically discourages potential customers from going out to eat. In addition, a restaurant that is damaged by a natural disaster can be inoperable for a significant amount of time.

Our planned expansion may not be successful.

We plan to begin development of two new cafeteria restaurants in Texas, which we currently expect to open in 2007. Our ability to open and profitably operate restaurants is subject to various risks such as the identification and availability of suitable and economically viable locations, the negotiation of acceptable lease or purchase terms for new locations, the need to obtain all required governmental permits (including zoning approvals) on a timely basis, the need to comply with other regulatory requirements, the availability of necessary contractors and subcontractors, the availability of construction materials and labor, the ability to meet construction schedules and budgets, the ability to manage union activities such as picketing or hand billing which could delay construction, increases in labor and building materials costs, the availability of financing at acceptable rates and terms, changes in weather or other acts of God that could result in construction delays and adversely affect the results of one or more restaurants for an indeterminate amount of time, our ability to hire and train qualified management personnel and general economic and business conditions. At each potential location, we compete with other restaurants and retail businesses for desirable development sites, construction contractors, management personnel, hourly employees and other resources. If we are unable to successfully manage these risks, we could face increased costs and lower than anticipated revenues and earnings in future periods.

If we lose the services of any of our key management personnel, our business could suffer.

The success of our business is highly dependent upon our key management personnel, particularly Christopher J. Pappas, our President and Chief Executive Officer, and Harris J. Pappas, our Chief Operating Officer. The loss of the services of any of our key management personnel could have a materially adverse effect upon our business.

Labor shortages or increases in labor costs could harm our business.

Our success depends in part upon our ability to attract, motivate and retain a sufficient number of qualified employees, including regional managers, restaurant general managers and chefs, in a manner consistent with our standards and expectations. Qualified individuals that we need to fill these positions are in short supply and competition for these employees is intense. If we are unable to recruit and retain sufficient qualified individuals, our operations and reputation could be adversely affected. Additionally, competition for qualified employees could require us to pay higher wages, which could result in higher labor costs. If our labor costs increase, our results of operations will be negatively affected.

Our business is subject to seasonal fluctuations, and, as a result, our results of operations for any given quarter may not be indicative of the results that may be achieved for the full fiscal year.

Our business is subject to seasonal fluctuations. Historically, our highest earnings have occurred in the third quarter of the fiscal year, as our revenues in most of our restaurants have typically been higher during the third quarter of the fiscal year. Similarly, our results of operations for any single quarter will not necessarily be indicative of the results that may be achieved for a full fiscal year.

General economic factors may adversely affect our results of operations.

National, regional and local economic conditions, such as recessionary economic cycles, a protracted economic slowdown or a worsening economy, could adversely affect disposable consumer income and consumer confidence. Unfavorable changes in these factors or in other business and economic conditions affecting our customers could reduce customer traffic in some or all of our restaurants, impose practical limits on our pricing and increase our costs, any of which could lower our profit margins and have a material adverse affect on our results of operations.

An increase in the minimum wage could adversely affect our financial performance.

From time to time, the U.S. Congress considers an increase in the federal minimum wage. The restaurant industry is intensely competitive, and if the federal minimum wage is increased, we may not be able to transfer all of the resulting increases in operating costs to our customers in the form of price increases. In addition, since our business is labor-intensive, shortages in the labor pool or other inflationary pressure could increase labor costs, which could harm our financial performance.

Inflation can negatively affect our financial performance.

The impact of inflation on food, labor and other aspects of our business can negatively affect our results of operations. Commodity inflation in food, beverages and utilities can also impact our financial performance. Although we attempt to offset inflation through periodic menu price increases, cost controls and incremental improvement in operating margins, we may not be able to completely do so which could negatively affect our results of operations.

Risks Related to Our Common Stock

Market prices of our common stock could change significantly.

The market prices of our common stock may change significantly in response to various factors and events, including the following:

•	the other risk factors described in this prospectus, including fluctuations in food, labor and other costs;

•	a shortfall in operating revenue or net income from that expected by securities analysts and investors;

•	changes in securities analysts’ estimates of the financial performance of us or our competitors or the financial performance of companies in the restaurant industry generally;

•	general conditions in the economy and in the restaurant industry; and

•	general conditions in the securities markets.

Most of these factors are beyond our control.

A hostile takeover of our company would be difficult.

We have adopted a stockholders’ rights plan. Some of the provisions of our Certificate of Incorporation and of the Delaware General Corporation Law may make it difficult for a hostile suitor to acquire control of our company and to replace our incumbent management. For example, our Certificate of Incorporation provides for a staggered Board of Directors and permits the Board of Directors, without stockholder approval, to issue additional shares of common stock or a new series of preferred stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements contained in or incorporated by reference into this prospectus, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions, including any statements regarding:

•	our future operating results;

•	our future capital expenditures;

•	reducing our debt, including our liquidity and the sources and availability of funds to reduce our debt;

•	future sales of our assets and the gains or losses that we may recognize as a result of any such sale; and

•	our continued compliance with the terms of our revolving credit facility.

In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “outlook,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements are based on certain assumptions and analyses made by our management in light of their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are relevant. Although our management believes that their assumptions are reasonable based on information currently available, those assumptions are subject to significant risks and uncertainties, many of which are outside of our control. The following factors, as well as those listed in the “Risk Factors” section of this prospectus and any other cautionary language included in or incorporated by reference into this prospectus, provide examples of risks, uncertainties and events that may cause our actual financial and operational results to differ materially from the expectations we describe in our forward-looking statements.

•	general business and economic conditions;

•	the impact of competition;

•	our operating initiatives;

•	fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce;

•	increases in utility costs, including the costs of natural gas and other energy supplies;

•	changes in the availability and cost of labor;

•	the seasonality of our business;

•	changes in governmental regulations, including changes in minimum wages;

•	the effects of inflation;

•	the availability of credit;

•	unfavorable publicity relating to our operations, including publicity concerning food quality, illness or other health concerns or labor relations; and

•	the continued service of key management personnel.

Each forward-looking statement speaks only as of the date of this prospectus, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Before you decide to invest in our securities, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus and the documents incorporated by reference herein could have a material adverse effect on our business, results of operations, cash flows and financial condition.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered by this prospectus. See “Selling Stockholders.”

DESCRIPTION OF OUR COMMON STOCK

As of June 7, 2006, our authorized capital stock consisted of 100,000,000 shares of common stock, par value $0.32 per share, of which 26,051,141 shares were outstanding, which does not include 1,676,403 treasury shares.

Holders of common stock may not cumulate their votes in elections of directors, and holders have no preemptive rights to acquire any shares of our capital stock or any securities convertible into or exchangeable for any such shares.

Holders of common stock may vote one vote for each share held on all matters voted upon by our stockholders, including the election of our directors.

The holders of common stock may receive such dividends as our Board of Directors may declare in its discretion out of legally available funds. No dividends have been paid on our common stock in the past two fiscal years and we currently have no intention to pay a cash dividend on our common stock. Our revolving credit facility imposes limitations on our ability to pay cash dividends.

Holders of common stock will share equally in our assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.

Shares of common stock are not subject to any redemption provisions and are not convertible into any of our other securities.

All outstanding shares of common stock are fully paid and non-assessable.

SELLING STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the names of the selling stockholders under this prospectus, the total number of shares of common stock beneficially owned by them as of June 15, 2006, the maximum number of shares of common stock that each such person may sell using this prospectus and the total number and percentage of outstanding shares of common stock that will be beneficially owned by the selling stockholders upon completion of the offering. The table assumes that any vested stock options held by the selling stockholders have been exercised for common stock. In addition, because the selling stockholders may sell all, some or none of their common shares, the table assumes that the selling stockholders are offering, and will sell, all of the common stock to which this prospectus relates. Each sale of shares by any selling stockholder may, if required, be accompanied by a supplement to this prospectus setting forth the name of the selling stockholder using that prospectus supplement, the number of shares being sold and a supplemental plan of distribution describing the specific manner of sales of those shares.

We have prepared the table based on information given to us by, or on behalf of, the selling stockholders on or before June 15, 2006. Because the selling stockholders may offer, pursuant to this prospectus, all or some portion of the common stock listed below, no estimate can be given as to the amount of common stock that will be held by the selling stockholders upon consummation of any sales.

Name of Selling Stockholder	Common Stock Beneficially Owned		Common Stock Offered		Common Stock Beneficially Owned, Assuming the Sale of all Common Stock Offered	Percentage of Common Stock Beneficially Owned, Assuming the Sale of all Common Stock Offered
Christopher J. Pappas	3,404,803	(a)	3,404,803	(a)	0	0
Harris J. Pappas	3,404,803	(b)	3,404,803	(b)	0	0

(a)	Includes 1,120,000 shares of common stock that may be acquired upon exercise of stock options.
(b)	Includes 1,120,000 shares of common stock that may be acquired upon exercise of stock options.

PLAN OF DISTRIBUTION

The selling stockholders may offer and sell, from time to time, some or all of the common stock covered by this prospectus. We have registered the common stock covered by this prospectus for offer and sale by the selling stockholders so that those shares of common stock may be freely sold to the public by them. Registration of the common stock covered by this prospectus does not mean, however, that those shares necessarily will be offered or sold.

We will not receive any proceeds from any sale of the common stock by the selling stockholders. We will pay all costs, expenses and fees in connection with the registration of the common stock, including fees of our counsel and accountants, fees payable to the SEC and listing fees. We estimate those fees and expenses to be approximately $45,000. The selling stockholders will pay all underwriting discounts and commissions and similar selling expenses, if any, attributable to the sale of the common shares covered by this prospectus.

The selling stockholders may sell the common stock covered by this prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	in a block trade in which a broker-dealer will attempt to sell a block of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the common stock by a broker-dealer as principal and resales of the common stock by the broker-dealer for its account under this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

At any time a particular offer of the common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will state the aggregate amount of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Any prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the common stock covered by this prospectus.

In connection with the sale of the common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of common stock for whom they may act as agent. Underwriters may sell to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agent.

The common stock is listed on the NYSE under the symbol “LUB.”

Any underwriters, broker-dealers or agents participating in the distribution of the common stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act.

Some of the shares of common stock covered by this prospectus may be sold in private transactions or under Rule 144 under the Securities Act rather than under this prospectus.

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act. The selling stockholders have also agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, for information they furnished to us for use in this prospectus.

VALIDITY OF THE COMMON STOCK

The validity of the common stock will be passed upon for us by Bracewell & Giuliani LLP, Houston, Texas.

EXPERTS

The consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended August 31, 2005, and our management’s assessment of the effectiveness of internal control over financial reporting as of August 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated in this prospectus by reference. Such financial statements and management’s assessment are, and audited financial statements and our management’s assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated in this prospectus by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management’s assessments to the extent covered by consents filed with the Securities and Exchange Commission given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which, except for the SEC registration fee, are estimates) to be incurred by Luby’s, Inc.:

Amount to be paid
SEC registration fee	$8,117
Legal fees and expenses	20,000
Accounting fees and expenses	8,500
Printing fees	5,000
Miscellaneous	3,383

Total	$45,000

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The Bylaws of Luby’s, Inc. contains provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, Luby’s, Inc.’s Certificate of Incorporation contains a provision eliminating the personal liability of a director to Luby’s, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

Luby’s, Inc. has entered into indemnification agreements with certain of its officers and directors that provide for indemnification of such officers and directors to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

Luby’s, Inc. maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

Item 16. Exhibits

Exhibit No.	Description
3.1	Certificate of Incorporation of Luby’s, Inc. as currently in effect (filed as Exhibit 3(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 1999, and incorporated herein by reference)

3.2	Bylaws of Luby’s, Inc. as currently in effect (filed as Exhibit 3(c) to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 1998, and incorporated herein by reference)

4.1	Description of Common Stock Purchase Rights of Luby’s Cafeterias, Inc., included in the Company’s Registration Statement on Form 8-A (filed April 17, 1991, effective April 26, 1991, File No. 1-8308, and incorporated herein by reference)

4.2	Amendment No. 1 dated December 19, 1991, to Rights Agreement dated April 16, 1991 (filed as Exhibit 4(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 1991, and incorporated herein by reference)

4.3	Amendment No. 2 dated February 7, 1995, to Rights Agreement dated April 16, 1991 (filed as Exhibit 4(d) to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 1995, and incorporated herein by reference)

4.4	Amendment No. 3 dated May 29, 1995, to Rights Agreement dated April 16, 1991 (filed as Exhibit 4(d) to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 1995, and incorporated herein by reference)

4.5	Amendment No. 4 dated March 8, 2001, to Rights Agreement dated April 16, 1991 (filed as Exhibit 99.1 to the Company’s Registration Statement on Form 8-A12B/A on March 22, 2001, and incorporated herein by reference)

5.1	Validity Opinion of Bracewell & Giuliani LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Bracewell & Giuliani LLP (included in their opinion filed as Exhibit 5.1)

24.1	Powers of attorney (set forth on the signature pages hereto)

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of June, 2006.

LUBY’S, INC.

By:	/s/ Christopher J. Pappas
Name:	Christopher J. Pappas
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Ernest Pekmezaris and Peter Tropoli, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 15, 2006.

Signature	Title

/s/ Gasper Mir, III Gasper Mir, III	Chairman of the Board

/s/ Christopher J. Pappas Christopher J. Pappas	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Ernest Pekmezaris Ernest Pekmezaris	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Judith B. Craven Judith B. Craven	Vice Chairman of the Board

/s/ Arthur R. Emerson Arthur R. Emerson	Director

/s/ Jill Griffin Jill Griffin	Director

/s/ J.S. B. Jenkins J.S. B. Jenkins	Director

/s Frank Markantonis Frank Markantonis	Director

/s/ Joe C. McKinney Joe C. McKinney	Director

/s/ Harris J. Pappas Harris J. Pappas	Director

/s/ Jim W. Woliver Jim W. Woliver	Director

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation of Luby’s, Inc. as currently in effect (filed as Exhibit 3(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 1999, and incorporated herein by reference)

3.2	Bylaws of Luby’s, Inc. as currently in effect (filed as Exhibit 3(c) to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 1998, and incorporated herein by reference)

4.1	Description of Common Stock Purchase Rights of Luby’s Cafeterias, Inc., included in the Company’s Registration Statement on Form 8-A (filed April 17, 1991, effective April 26, 1991, File No. 1-8308, and incorporated herein by reference)

4.2	Amendment No. 1 dated December 19, 1991, to Rights Agreement dated April 16, 1991 (filed as Exhibit 4(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 1991, and incorporated herein by reference)

4.3	Amendment No. 2 dated February 7, 1995, to Rights Agreement dated April 16, 1991 (filed as Exhibit 4(d) to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 1995, and incorporated herein by reference)

4.4	Amendment No. 3 dated May 29, 1995, to Rights Agreement dated April 16, 1991 (filed as Exhibit 4(d) to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 1995, and incorporated herein by reference)

4.5	Amendment No. 4 dated March 8, 2001, to Rights Agreement dated April 16, 1991 (filed as Exhibit 99.1 to the Company’s Registration Statement on Form 8-A12B/A on March 22, 2001, and incorporated herein by reference)

5.1	Validity Opinion of Bracewell & Giuliani LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Bracewell & Giuliani LLP (included in their opinion filed as Exhibit 5.1)

24.1	Powers of attorney (set forth on the signature pages hereto)